Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation
(480) 606-3337
Sharrifah Al-Salem, FD
(415) 293-4414

RURAL/METRO REPORTS FISCAL 2010 FIRST QUARTER RESULTS

First-Quarter Highlights:

•	Net revenue increased 6.8% to $132.0 million, compared to $123.6 million in the prior year.

•	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations increased 24.0% to $17.8 million, compared to $14.4 million in the prior year.

•	Average Patient Charge (APC) increased $27 per transport to $389, compared to $362 in the prior year.

•	Days Sales Outstanding (DSO) improved by 10 days, from 59 in the prior year to 49 in the fiscal 2010 first quarter.

•	Cash flow from operations was $17.6 million in the quarter, up 39.3% compared to the fiscal 2009 first quarter.

SCOTTSDALE, Ariz. (Nov. 9, 2009) – Rural/Metro Corporation (NASDAQ: RURL), a leading provider of ambulance and private fire protection services, announced results today for its fiscal 2010 first quarter, reporting continued growth in net revenue, strong cash flows, and further improvements in key operating statistics.

“First-quarter results demonstrated the continued effectiveness of our ongoing efforts to increase revenue and profitability by gaining market share in existing communities, selectively targeting new contract opportunities and proactively managing our exposure to uncompensated care, said Jack Brucker, President and Chief Executive Officer. “We were very pleased to generate further improvements in key operating statistics, including both sequential and year-over-year improvements in APC and DSO, and to sustain strong cash-flow momentum throughout the quarter.”

Results of Operations for the Fiscal 2010 First Quarter Ended September 30, 2009

Consolidated net revenue for the first quarter increased 6.8 percent, or $8.4 million, to $132.0 million, compared to $123.6 million in fiscal 2009. Ambulance services revenue increased 8.1 percent, or $8.5 million, to $113.3 million, compared to $104.8 million in the prior year. Other services revenue, which includes fire protection services was $18.7 million compared to $18.8 million for the prior year. Consolidated quarterly net revenue growth was driven primarily by increases in same-service-area APC and transport volume, as well as new ambulance contracts in Colorado, Tennessee and Oregon.

Payroll and employee benefits for the first quarter were $81.9 million, or 62.1 percent of net revenue, compared to $75.8 million, or 61.3 percent of net revenue, in the first quarter of fiscal 2009. The year-over-year increase in payroll dollars was driven by increases in employee health insurance and workers’ compensation insurance expenses, as well as additional labor hours related to higher transport volume.

Mr. Brucker explained, “We have experienced a rise in employee health insurance expense due to an increase in the frequency of high-cost claims, which were driven primarily by advanced specialty care. We anticipate employee health insurance expense will continue to be influenced by this trend.”

Other operating expenses for the first quarter were $28.3 million, or 21.4 percent of net revenue, compared to $29.7 million, or 24.0 percent of net revenue, in fiscal 2009. The difference was driven primarily by a reduction in fuel expenses in the first quarter compared to the same quarter of the prior year.

Income from continuing operations for the first quarter was $3.6 million, compared to $1.6 million for the same period in fiscal 2009. Net income attributable to Rural/Metro, excluding net income attributable to noncontrolling interest, was $2.9 million, or diluted EPS of $0.12, compared to $0.8 million, or diluted EPS of $0.03 for same period in fiscal 2009.

EBITDA from continuing operations for the first quarter increased 24.0 percent, or $3.4 million, to $17.8 million compared to $14.4 million for the same period in fiscal 2009.

EBITDA from continuing operations is a key indicator management uses to evaluate operating performance. While EBITDA from continuing operations is not intended to replace presentations included in the Company’s consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing its ability to meet future debt service, capital expenditure and working capital requirements. This calculation may differ in the method of calculation from similarly titled measures used by other companies. A reconciliation of EBITDA to income/(loss) from continuing operations and discontinued operations for the three months ended September 30, 2009 and 2008 is included with this press release and the related current report on Form 8-K.

Net cash provided by operating activities remained strong in the first quarter, increasing 39.3 percent to $17.6 million, compared to $12.6 million for the same period in fiscal 2009. Capital expenditures for the first quarter were $2.2 million.

First-Quarter Operating Statistics

The following table provides results for medical transports, APC, and DSO during each of the five most recent quarters.

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Increases in first-quarter transport volume were related primarily to new contracts and expansion in existing markets, offset partly by a discontinued contract in unincorporated Orange County, Florida.

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APC continued to increase on a year-over-year and sequential quarterly comparison, with the improvement primarily due to increases in rates and reductions in uncompensated care. APC represents average cash collected per ambulance transport for the period.

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The 10-day improvement in DSO was driven by continued efficiencies within the billing and collections process, as well as the continued implementation of the Company’s electronic patient care record (ePCR) system.

	Q1 ’09 (9/30/08)	Q2 ’09 (12/31/08)	Q3 ’09 (3/31/09)	Q4 ’09 (6/30/09)	Q1 ’10 (9/30/09)
Medical Transports (1)	269,044	261,041	268,515	269,597	272,025
Average Patient Charge (APC) (2)	$362	$364	$374	$380	$389
Days Sales Outstanding (DSO) (3)	59	57	55	52	49

(1)	Defined as emergency and non-emergency medical patient transports from continuing operations.
(2)	Net medical transport APC is defined as gross ambulance transport revenue less provisions for contractual allowances applicable to Medicare, Medicaid and other third-party payers and uncompensated care divided by medical transports from continuing operations.
(3)	DSO is calculated using the average accounts receivable balance on a rolling 13-month basis and net revenue on a rolling 12-month basis and has not been adjusted to eliminate discontinued operations.

Fiscal 2010 Financial Guidance Reiterated

The Company reiterated financial guidance for the fiscal year ending June 30, 2010, with EBITDA from continuing operations expected to be in the range of $60.0 million to $63.0 million and capital expenditures expected to be in the range of $16.0 million to $19.0 million.

Refinancing Activities

On November 6, 2009, the Company launched a tender offer and consent solicitation for its outstanding 9.875% Senior Subordinated Notes due 2015 (the “Notes”). The tender offer will expire at midnight, New York City time, on December 7, 2009, unless extended. A consent payment will be paid to holders who tender Notes and deliver consents on or prior to 5:00 p.m., New York city time, on November 20, 2009, unless extended.

Conference Call to Discuss Results

The Company will discuss results in a conference call today beginning at 8 a.m. Pacific/11 a.m. Eastern. To access the conference call, dial 800-263-8506 (domestic) or 719-457-2640 (international). The call also will be broadcast and archived on the Company’s web site at www.ruralmetro.com. A telephone replay will be available from approximately 1 p.m. Eastern today through 11:59 p.m. Eastern November 12, 2009. To access the replay, dial 888-203-1112. From international locations, dial 719-457-0820. The required pass code is 4524714.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 22 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company's views about its future financial condition, performance and other matters that constitute "forward-looking" statements as such term is defined by the federal securities laws. Many of these statements can be found by looking for words such as “believe”, “anticipate,” “expect”, “plan”, “intend”, “may”, “should”, “will likely result”, “continue”,

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“estimate”, “project”, “goals”, or similar words used herein in connection with any discussions of future operating or financial performance or business prospects. We may also make forward-looking statements in our earnings reports filed with the Securities and Exchange Commission (SEC), earnings calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including those relating to the Company’s future business prospects, uncompensated care, working capital, accounts receivable collection, liquidity, cash flow, EBITDA, capital expenditures, insurance coverage and claim reserves, capital needs, key operating metrics, future growth plans, future operating results, future compliance with covenants in our debt facilities or instrument, and the ability to successfully complete its refinancing transaction. In addition, the Company may face risks and uncertainties related to other factors that are listed in its periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

(RURL/F)

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RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2009	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$42,013	$37,108
Accounts receivable, net	63,420	64,355
Inventories	8,219	8,535
Deferred income taxes	25,621	25,032
Prepaid expenses and other	20,868	19,895

Total current assets	160,141	154,925

Property and equipment, net	47,413	49,096
Goodwill	37,700	37,700
Deferred income taxes	38,671	41,678
Insurance deposits	637	716
Other assets	10,160	10,840

Total assets	$294,722	$294,955

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,752	$14,883
Accrued liabilities	64,294	57,588
Deferred revenue	21,709	21,585
Current portion of long-term debt	109	199

Total current liabilities	97,864	94,255

Long-term debt, net of current portion	269,747	277,110
Other liabilities	28,639	28,497

Total liabilities	396,250	399,862

Rural/Metro Stockholders’ deficit:
Common stock, $0.01 par value, 40,000,000 shares authorized, 24,884,001 and 24,852,726 shares issued and outstanding at September 30, 2009 and June 30, 2009, respectively	249	248
Additional paid-in capital	155,292	155,187
Treasury stock, 96,246 shares at both September 30, 2009 and June 30, 2009	(1,239)	(1,239)
Accumulated other comprehensive loss	(2,548)	(2,597)
Accumulated deficit	(255,412)	(258,331)

Total Rural/Metro stockholders’ deficit	(103,658)	(106,732)

Noncontrolling interest	2,130	1,825

Total stockholders’ deficit	(101,528)	(104,907)

Total liabilities and stockholders’ deficit	$294,722	$294,955

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2009	2008
Net revenue	$131,981	$123,573

Operating expenses:
Payroll and employee benefits	81,938	75,808
Depreciation and amortization	3,879	3,390
Other operating expenses	28,268	29,661
General/auto liability insurance expense	3,442	3,418
Gain on sale of assets	(167)	(195)

Total operating expenses	117,360	112,082

Operating income	14,621	11,491
Interest expense	(7,470)	(7,813)
Interest income	82	115

Income from continuing operations before income taxes	7,233	3,793
Income tax provision	(3,657)	(2,222)
Income from continuing operations	3,576	1,571
Income (loss) from discontinued operations, net of income taxes	48	(272)

Net income	$3,624	$1,299

Net income attributable to noncontrolling interest	(705)	(527)

Net income attributable to Rural/Metro	$2,919	$772

Income (loss) per share:
Basic -
Income from continuing operations attributable to Rural/Metro	$0.12	$0.04
Income (loss) from discontinued operations attributable to Rural/Metro	$0.00	(0.01)

Net income attributable to Rural/Metro	$0.12	$0.03

Diluted -
Income from continuing operations attributable to Rural/Metro	$0.12	$0.04
Income (loss) from discontinued operations attributable to Rural/Metro	$0.00	(0.01)

Net income attributable to Rural/Metro	$0.12	$0.03

Average number of common shares outstanding - Basic	24,858	24,823

Average number of common shares outstanding - Diluted	25,204	24,915

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended September 30, 2009 and 2008

(in thousands)

	2009	2008
Cash flows from operating activities:
Net income	$3,624	$1,299
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	3,879	3,396
Non-cash adjustments to insurance claims reserves	798	—
Accretion of 12.75% Senior Discount Notes	2,664	2,328
Deferred income taxes	2,425	565
Excess tax benefit from share-based compensation	(36)	—
Amortization of deferred financing costs	570	614
Loss on disposal of property and equipment	7	1
Share-based compensation expense	136	45
Change in assets and liabilities -
Accounts receivable	935	439
Inventories	316	(15)
Prepaid expenses and other	(799)	694
Insurance deposits	79	48
Other assets	56	(248)
Accounts payable	(3,104)	(2,009)
Accrued liabilities	6,465	5,741
Deferred revenue	124	352
Other liabilities	(578)	(639)

Net cash provided by operating activities	17,561	12,611

Cash flows from investing activities:
Capital expenditures	(2,180)	(4,071)
Proceeds from the sale/disposal of property and equipment	4	—

Net cash used in investing activities	(2,176)	(4,071)

Cash flows from financing activities:
Repayment of debt	(10,117)	(7,098)
Excess tax benefit from share-based compensation	36	—
Issuance of common stock	1	—
Distributions to noncontrolling interest	(400)	—

Net cash used in financing activities	(10,480)	(7,098)

Increase in cash and cash equivalents	4,905	1,442
Cash and cash equivalents, beginning of year	37,108	15,907

Cash and cash equivalents, end of year	$42,013	$17,349

Supplemental disclosure of non-cash operating activities:
Increase in other current assets and accrued liabilities for general liability insurance claim	174	986

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment funded by liabilities	$473	$1,368

Supplemental cash flow information:
Cash paid for interest	$7,242	$7,951
Cash paid for income taxes, net	$311	$170

RURAL/METRO CORPORATION

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING AND DISCONTINUED OPERATIONS TO EBITDA

(in thousands)

	Three Months Ended September 30,
	2009	2008
Income from continuing operations	$3,576	$1,571
Add (deduct):
Depreciation and amortization	3,879	3,390
Interest expense	7,470	7,813
Interest income	(82)	(115)
Income tax provision	3,657	2,222
Noncontrolling interest	(705)	(527)

EBITDA from continuing operations	17,795	14,354

Income (loss) from discontinued operations	48	(272)
Add (deduct):
Depreciation and amortization	—	5
Income tax provision (benefit)	37	(283)

EBITDA from discontinued operations	85	(550)

Total EBITDA	$17,880	$13,804